Exhibit 5.1

STOEL RIVES LLP

600 University Street

Suite 3600

Seattle, Washington 98101-3197

October 8, 2004

Dendreon Corporation

3005 First Avenue

Seattle, Washington 98121

Re:	Post-Effective Amendment No. 1 to
Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion in connection with the filing by Dendreon Corporation, a Delaware corporation (the “Company”), of Post-Effective Amendment No. 1 to the registration statement on Form S-3 (SEC File No. 333-102351) (such registration statement, including any amendments thereto, referred to herein as the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of up to $75,000,000 of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Shares are being registered for offering and sale by the Company from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”).

In connection with rendering the opinion set forth herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, and other instruments as in our judgment are necessary to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

We have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness, and authenticity of certificates of public officials; and the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents. We have also assumed that, at the time of sale and issuance of any Shares, a sufficient number of shares of the Common Stock will be authorized and reserved or available for issuance pursuant to that sale and issuance; that the consideration received by the Company for the sale and issuance of such Shares is not less than the par value per share of the Common Stock and is the entire amount of consideration for such Shares determined by the Company’s board of directors, including any appropriate committee appointed thereby (the “Board of Directors”); and that, prior to any sale and issuance of Shares, the Board of Directors will duly authorize the prices at which those Shares are to be sold and issued.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that when (i) the Board of Directors has taken all necessary corporate action in conformity with the operative certificate of incorporation and bylaws of the Company and the Delaware General Corporation Law to approve the sale and issuance of the Shares, and (ii) such Shares have been sold and issued as contemplated in the prospectus constituting a part of the Registration Statement and the applicable prospectus supplement, the Shares being sold and issued will be duly authorized, validly issued, fully paid, and nonassessable.

The opinion expressed herein is limited to the laws of the state of Delaware. We express no opinion other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinion expressed herein is an opinion of legal matters and not factual matters. Our opinion is given as of the date hereof, and we undertake no obligation, and hereby disclaim any obligation, to advise of any change in law, facts or circumstances occurring after the date hereof.

This letter is furnished solely for the benefit of the Company and may not be filed with or furnished to any person and may not be quoted or referred to, orally or in writing, in whole or in part, without our prior written consent. We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Securities Act or the Rules.

Very truly yours,

/s/ Stoel Rives LLP